UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 31, 2013

RJO GLOBAL TRUST
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-22887 (Commission File Number)	36-4113382 (IRS Employer Identification No.)

c/o R.J. O’Brien Fund Management, LLC
222 South Riverside Plaza
Suite 900
Chicago, IL 60606
(Address of Principal Executive Offices)

(312) 373-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The registrant does not have a board of directors.  The registrant’s managing owner, R.J. O’Brien Fund Management, LLC (the “Managing Owner”), is managed by a Board of Directors.

Effective July 31, 2013, Joseph Murphy resigned his position as Vice President of the Managing Owner.

Effective August 16, 2013, Jamal Oulhadj resigned his position as member of the Board of Directors of the Managing Owner.

Effective August 16, 2013, Gerald Corcoran resigned his position as Chief Executive Officer and member of the Board of Directors of the Managing Owner.

Effective August 16, 2013, Karen Northup resigned her position as member of the Board of Directors of the Managing Owner.

Effective August 30, 2013, Julie DeMatteo was appointed a Manager and Director of the Managing Owner.

Ms. DeMatteo also serves as the Managing Director, Asset Management Division, of R.J. O’Brien.  She joined the managing owner in June 2013.  Prior to these positions, Ms. DeMatteo served as a Director in the Prime Services Division of Barclays Capital Inc. from April 2010 to February 2013, where she was responsible for working with the capital introduction and structured product groups in the managed futures market segment.  Prior to working at Barclays Capital, Ms. DeMatteo served as Executive Director of Business Development for AlphaMetrix LLC from July 2008 to March 2010, where she was responsible for asset raising, product development and establishing wholesale distribution relationships for the firm.  Prior to joining AlphaMetrix, Ms. DeMatteo served as a Director, President and Chief Executive Officer of UBS Managed Fund Services Inc. from August 2006 to May 2008, where she acted as counsel and then oversaw its daily affairs.

Effective August 30, 2013, James Gabriele was appointed a Manager and Director of the Managing Owner.

Mr. Gabriele joined RJO Holdings Corp., a principal of the Manaaging Owner, as Chief Financial Officer in September 2012, and joined the Managing Owner in August 2013.  Prior to RJO, Mr. Gabriele spent eight years in hedge fund administration, where he started his own company providing clients with full service back office outsourcing across numerous structures and asset classes.

Effective August 16, 2013, Jason Manumaleuna resigned his position as Chief Financial Officer and Director of the Managing Owner.

Effective August 30, 2013, Adam Cromell was appointed Chief Financial Officer of the Managing Owner.

Mr. Cromell previously served as Vice President, Accounting/Operations, of the Managing Owner since July 2010. He also served as Manager of Operations of the Managing Owner since April 2007, and from May 2008 through July 2010, Mr. Cromell was Manager of Financial Planning and Analyst for R.J. O’Brien & Associates, LLC, a futures commission merchant and the registrant’s futures broker, where he worked on budget and forecasting analysis.

Effective August 30, 2013, Nancy Westwick was appointed Chief Compliance Officer of the Managing Owner.

Ms. Westwick also serves as the Executive Director of R.J. O’Brien & Associates, LLC since December 2010.  Prior to these positions, she served as Compliance Counsel of MF Global Inc. p/k/a Man Financial Inc., from November 2005 to November 2010.

Effective August 30, 2013, Melissa Andrews was appointed Secretary of the Managing Owner.

Ms. Andrews also serves as General Counsel of R.J. O’Brien & Associates, LLC since January 2013, and was previously Associate General Counsel since December 2010.  Prior to these positions, she served as an Associate in International Finance and Banking for Lovells LLP (now Hogan Lovells LLP), a law firm, from October 2007 to August 2009.

Item 8.01                      Other Events

On September 4, 2013, R.J. O’Brien Fund Management, LLC (the “Managing Owner”) distributed a notice on behalf of RJO Global Trust (the “Registrant”) to its Unitholders explaining that on or about October 10, 2013 (the “Effective Date”), the Registrant will appoint RPM Risk & Portfolio Management AB (“RPM”) as Investment Manager.

As of the Effective Date, RPM will assume responsibility of selecting, monitoring and managing the commodity trading advisors which will be accessed through O’Brien Alternative Strategic Investment Solutions, LLC series of limited liability companies.

A copy of the notice is being furnished as Exhibit 99.1 to this report.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.                            Description

99.1	Notice to Unitholders dated September 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RJO GLOBAL TRUST
(Registrant)

Date:  September 6, 2013

By: /s/ Julie M. DeMatteo
Julie M. DeMatteo
Manager and Director
R.J. O’Brien Fund Management, LLC, Managing Owner

INDEX TO EXHIBITS

Exhibit No.                            Description

99.1	Notice to Unitholders dated September 2, 2013